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                                                                    EXHIBIT 16.1

April 26, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the first four paragraphs in Item 4 included in the Form 8-K dated April 22, 2002 of Stewart & Stevenson Services, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

cc: John H. Doster, Senior Vice President and Chief Financial Officer of Stewart & Stevenson Services, Inc.